UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on November 21, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Cadence Pharmaceuticals, Inc. (the “Company”) approved the Company’s 2014 Corporate Bonus Plan (the “2014 Corporate Bonus Plan”). The terms of the 2014 Corporate Bonus Plan establish a target bonus amount for each level of Company employee, including the Company’s executive officers, which is expressed as a percentage of base salary. The target bonus amount for the President/Chief Executive Officer was set at 75% of base salary and the target bonus amount for each Executive Vice President/Senior Vice President was set at 45% of base salary. For executive officers, bonus payments will be based on the Company’s achievement of its annual corporate performance goals. The Compensation Committee (or the Board in the case of the President/CEO) has discretion to adjust an executive officer’s bonus based on individual performance with respect to corporate objectives from a range of 0% up to 150% of the target bonus amount. Bonus award payments may be made in cash, through the issuance of stock, stock options or another form of equity award, or by a combination of cash, stock, stock options and/or another form of equity award, at the discretion of the Compensation Committee.

The Board, based on a recommendation by the Compensation Committee, also adopted an Amended and Restated Director Compensation Policy, effective November 21, 2013 (the “Director Compensation Policy”), which establishes the compensation of the non-employee members of the Board. Each non-employee director is entitled to receive an annual retainer of $45,000, a non-qualified option to purchase 37,500 shares of the Company’s common stock on the date of his or her initial election or appointment to the Board, and a non-qualified option to purchase an additional 25,000 shares of the Company’s common stock on the date of each annual meeting of stockholders. Additional retainers are paid for service as the chairman of the Board and for participation on the committees of the Board.

The foregoing descriptions are summaries only, are not necessarily complete, and are qualified by the full text of the 2014 Corporate Bonus Plan and the Director Compensation Policy, which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	2014 Corporate Bonus Plan

10.2	Amended and Restated Director Compensation Policy, effective November 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: November 26, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	2014 Corporate Bonus Plan

10.2	Amended and Restated Director Compensation Policy, effective November 21, 2013